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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3) and related Prospectus of Abgenix, Inc., for the registration of up to $250,000,000 in debt securities, preferred stock, common stock, or warrants, and to the incorporation by reference therein of our report dated February 3, 2004 (except for the fourth sentence of the first paragraph of Note 9, as to which the date is February 19, 2004), with respect to the consolidated financial statements of Abgenix, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Palo Alto, California April 29, 2004

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  Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS